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                                                                       EXHIBIT 1

                            ARTICLES OF INCORPORATION

                                       OF

                           SWEETWATER INVESTING, INC.



                  FIRST. The name of the corporation is:

                           SWEETWATER INVESTING, INC.

                  SECOND. Its registered office in the State of Wyoming is located at 1704 Westland Road, Cheyenne, Wyoming 82001. This Corporation may maintain an office, or offices, in such other place within or without the State of Wyoming as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Wyoming as well as within the State of Wyoming.

                  THIRD. The objects for which this Corporation is formed are:

                  (A) To do all things necessary or convenient to carry out its business and affairs, including without limitation power to:

                  (B) Sue and be sued, complain and defend in its corporate name;

                  (C) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

                  (D) Make and amend by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the Corporation;


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                  (E) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

                  (F) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

                  (G) Purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

                  (H) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the Corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

                  (I) Lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

                  (J) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

                  (K) Conduct its business, locate offices, and exercise the powers granted by this act within or without this state;

                  (L) Elect directors and appoint officers, employees, and agents of the Corporation, define their duties, fix their compensation, and lend them money and credit;

                  (M) Pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;


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                  (N) Make donations for the public welfare or for charitable, scientific, or educational purposes;

                  (O) Transact any lawful business; and

                  (P) Make payments or donations, or do any other act, nor inconsistent with law, that furthers the business and affairs of the Corporation.
                  FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is an UNLIMITED NUMBER of shares of stock without nominal par value. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

                  FIFTH. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

          The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

         NAME                               POST OFFICE ADDRESS
         ----                               -------------------
         Mindy Vogel                        1704 Westland Road
                                            Cheyenne, Wyoming  82001

                  SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.


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                  SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME                               POST OFFICE ADDRESS
         ----                               -------------------
         Mindy Vogel                        1704 Westland Road
                                            Cheyenne, Wyoming  82001

                  EIGHTH. The resident agent for this Corporation shall be:

                             LAUGHLIN WYOMING, INC.

The address of said agent, and, the registered or statutory address of this Corporation in the State of Wyoming, shall be:

                               1704 Westland Road
                             Cheyenne, Wyoming 82001

                  NINTH. The Corporation is to have perpetual existence.

                  TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

                  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

                  By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the


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management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

                  When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

                  ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                  TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional


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misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 17-16-833 of the Wyoming Statutes; (iii) for any breach of the director's duty of loyalty, as defined by the Wyoming Business Corporation Act, to the Corporation or it shareholders; or (iv) for any transaction from which the officer or director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                  THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Wyoming, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22ND day of March, 1996.

                                                /s/ Mindy Vogel
                                                --------------------------------
                                                     Mindy Vogel


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